UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 20, 2014

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4640 S.W. Macadam Avenue

Suite 270

Portland, Oregon 97239

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2014, Galena Biopharma, Inc. (“we,” “us,” “our,” “Galena” and the “company”) announced the appointment of Mark W. Schwartz, Ph.D. as President and Chief Executive Officer of the company and that it is expected that Dr. Schwartz also will be appointed to this company’s board of directors.

Dr. Schwartz previously served as our Executive Vice President and Chief Operating Officer, and replaces Mark J. Ahn, Ph.D., who resigned as President and Chief Executive Officer and as a member of our board of directors, effective August 20, 2014. In accordance with the terms of his employment agreement dated as of March 31, 2011, as amended by the first amendment thereto dated as of May 8, 2014, no severance or other compensation is payable to Dr. Ahn. There was no additional or accelerated vesting of Dr. Ahn’s stock options, and the options that were vested as of his resignation will remain outstanding and exercisable in accordance with their respective terms.

Item 8.01 Other Events

On August 21, 2014, we issued a press release announcing the developments described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Galena Biopharma, Inc. dated August 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date: August 22, 2014	By:	/s/ Mark W. Schwartz
Mark W. Schwartz, Ph.D. President and Chief Executive Officer